Ingersoll-Rand’s Existing vs. Anticipated Organizational Structure
(not all entities are depicted)
Current Organizational Structure Anticipated Organizational Structure
(Following Incorporation in Ireland)*
Ingersoll-Rand
Company Limited
(Bermuda)
Ingersoll-Rand
Global Holding
Company Limited
(Bermuda)
Non-Global
Holding
Subsidiaries
Ingersoll-Rand
Company
(New Jersey)
Other Global
Holding
Subsidiaries
Ingersoll-Rand plc
(Ireland)
Ingersoll-Rand
Company Limited
(Bermuda)
Ingersoll-Rand
Global Holding
Company Limited
(Bermuda)
Non-Global
Holding
Subsidiaries
Ingersoll-Rand
Company
(New Jersey)
Other Global
Holding
Subsidiaries
Ingersoll-Rand International
Holding Limited
(Bermuda)
Holding Companies
Comments:
The new holding companies are in italics (and in orange boxes)
Ingersoll-Rand plc (Ireland) and Ingersoll-Rand International Holding Limited
(Bermuda) are each anticipated to be added as a Guarantor of all credit facilities and public notes, except Trane’s
Besides the additional guarantees noted above, there are no anticipated changes in debt issued by:
Ingersoll-Rand Global Holding Company Limited (Bermuda)
Ingersoll-Rand Company (New Jersey)
Other Global Holding Subsidiaries (Trane)
4.75% Notes due May, 2015 are anticipated to move from Ingersoll-Rand
Company Limited (Bermuda) to Ingersoll-Rand International Holding Limited
(Bermuda)
Anticipated to be guaranteed by Ingersoll-Rand plc (Ireland),
Ingersoll-Rand Company (New Jersey) and Ingersoll-Rand Company
Limited (Bermuda)
* Subject to shareholder and court approvals.  Incorporation in Ireland expected to be completed by mid 2009.
Exhibit 99.1

This communication is being made in respect of the proposed reorganization. In connection with the reorganization, Ingersoll Rand intends to file with the SEC a proxy statement and mail the proxy statement to its shareholders. Shareholders are urged to read such proxy statement when it becomes available because it will contain important information. The proxy statement will be, and other documents filed or to be filed by Ingersoll Rand with the SEC are or will be, available free of charge at the SEC’s web site (www.sec.gov) and at Ingersoll Rand’s web site (www.irco.com).

Ingersoll Rand and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed reorganization. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Ingersoll Rand shareholders in connection with the reorganization will be set forth in the proxy statement when it is filed with the SEC. You can find information about Ingersoll Rand’s directors and executive officers in its definitive proxy statement which was filed on April 16, 2008. You can obtain free copies of these documents from Ingersoll Rand using the contact information above.